Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@zhone.com

Zhone Technologies Reports First Quarter 2015 Financial Results

Oakland, CA - April 21, 2015 - Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in the fiber access market, today reported its financial results for the quarter ended March 31, 2015.

Revenue for the first quarter of 2015 was $27.1 million, compared to $30.1 million for the fourth quarter of 2014 and $28.6 million for the first quarter of 2014. Net loss for the first quarter of 2015, calculated in accordance with generally accepted accounting principles (“GAAP”), was $0.6 million or $0.02 per share compared with net loss of $2.1 million or $0.06 per share for the fourth quarter of 2014 and net income of $0.3 million or $0.01 per share for the first quarter of 2014. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA loss of $0.1 million for the first quarter of 2015, compared to an adjusted EBITDA loss of $1.7 million for the fourth quarter of 2014 and an adjusted EBITDA profit of $0.5 million for the first quarter of 2014.

“We’re excited to announce that we met or exceeded all of our financial goals for the quarter, completed the transformation of our business, and positioned ourselves for substantial growth and profitability in the years ahead,” stated Jim Norrod, Zhone’s chief executive officer. “Today, both our service provider and enterprise businesses are positioned for growth and are gaining momentum.”

Cash and cash equivalents at March 31, 2015 were $11.3 million compared to $11.5 million at December 31, 2014.

Zhone will conduct a conference call and audio webcast today, April 21, 2015, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its first quarter 2015 results. This call is open to the public by dialing +1 (866) 953-6856 for U.S. callers and +1 (617) 399-3480 for international callers, and then entering passcode 19378739. The audio webcast will be simultaneously available on the Investor Relations section of Zhone's website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers, and then entering passcode 18096396. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures
To supplement Zhone's consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net income calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).
About Zhone Technologies
Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in fiber access transformation for service provider and enterprise networks, serving more than 750 of the world's most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future today, supporting end-to-end Voice, Data, Entertainment, Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company's products; intense competition in the communications equipment market; the Company's ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's annual report on Form 10-K for the year ended December 31, 2014. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Net revenue	$27,122	$30,115	$28,609
Cost of revenue	16,947	20,909	17,744
Stock-based compensation	4	5	—
Gross profit	10,171	9,201	10,865
Operating expenses:
Research and product development (1)	4,050	4,419	4,143
Sales and marketing (1)	4,382	4,822	4,678
General and administrative (1)	2,277	2,052	1,689
Total operating expenses	10,709	11,293	10,510
Operating income (loss)	(538)	(2,092)	355
Other expense, net	(42)	(3)	(10)
Income (loss) before income taxes	(580)	(2,095)	345
Income tax provision	22	2	43
Net income (loss)	$(602)	$(2,097)	$302
Other comprehensive income (loss)	(89)	(70)	(20)
Comprehensive income (loss)	$(691)	$(2,167)	$282
Weighted average shares outstanding
Basic	32,605	32,484	32,299
Diluted	32,605	32,484	34,826
Earnings per common share
Basic	$(0.02)	$(0.06)	$0.01
Diluted	$(0.02)	$(0.06)	$0.01
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$13	$7	$1
Sales and marketing	25	15	4
General and administrative	131	228	54
	$169	$250	$59
GAAP net income (loss)	$(602)	$(2,097)	$302
Stock-based compensation	173	255	59
Interest expense	55	11	16
Income taxes	22	2	43
Depreciation	210	118	90
Non-GAAP Adjusted EBITDA	$(142)	$(1,711)	$510

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$11,343	$11,528
Accounts receivable	31,892	29,916
Inventories	17,250	19,985
Prepaid expenses and other current assets	2,705	2,863
Total current assets	63,190	64,292
Property and equipment, net	1,459	1,165
Other assets	255	255
Total assets	$64,904	$65,712
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,490	$11,719
Line of credit	10,000	10,000
Accrued and other liabilities	7,586	7,669
Total current liabilities	29,076	29,388
Other long-term liabilities	1,908	1,981
Total liabilities	30,984	31,369
Stockholders’ equity:
Common stock	33	32
Additional paid-in capital	1,075,576	1,075,309
Other comprehensive loss	(124)	(35)
Accumulated deficit	(1,041,565)	(1,040,963)
Total stockholders’ equity	33,920	34,343
Total liabilities and stockholders’ equity	$64,904	$65,712

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